Exhibit 32.2

Written Statement of the Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Financial Officer of W Holding Company, Inc. (the “Company”), hereby certifies that to the best of his knowledge on the date hereof:

(a)	the Form 10-Q of the Company for the Quarterly Period Ended March 31, 2004, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Freddy Maldonado

Freddy Maldonado Vice President of Finance and
Investment and Chief Financial Officer
May 7, 2004